================================================================================


              AMRESCO COMMERCIAL MORTGAGE FUNDING I CORPORATION
                                 (Depositor)


                                     and


                       GOLDMAN SACHS MORTGAGE COMPANY
                                  (Seller)

                   --------------------------------------

                      MORTGAGE LOAN PURCHASE AGREEMENT
                            Dated  June 30, 1997

                   --------------------------------------

================================================================================

                               TABLE OF CONTENTS


         1.      Transactions on or Prior to the Closing Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

         2.      Closing Date Actions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

         3.      Conveyance of Mortgage Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2

         4.      Depositor's Conditions to Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5

         5.      Seller's Conditions to Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8

         6.      Representations and Warranties of Seller . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8

         7.      Cure and Repurchase Obligations of Seller  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9

         8.      Representations and Warranties of Depositor  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

         9.      Survival of Certain Representations, Warranties and Covenants  . . . . . . . . . . . . . . . . . . .  12

         10.     Accountant's Letters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

         11.     Expenses; Recording Costs; Post-Closing Adjustments  . . . . . . . . . . . . . . . . . . . . . . . .  12

         12.     Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

         13.     Examination of Mortgage Loan Files . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

         14.     Successors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

         15.     Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

         16.     Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

         17.     Further Assurances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

         18.     Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

         19.     Treatment as Security Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

         20.     Recordation of Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

Schedule I       Schedule of Transaction Terms
Schedule II      Mortgage Loan Schedule
Schedule III     Retained Interest


Exhibit I        Representations and Warranties of Seller regarding the Mortgage Loans
Exhibit II       Form of Lost Mortgage Note Affidavit
Exhibit III      Form of Assignment of Mortgage(s) and Assignment of Assignment of Lessor's Interests in Leases, Rents
                 and Profits

                        MORTGAGE LOAN PURCHASE AGREEMENT

         This Mortgage Loan Purchase Agreement (this "Agreement"), dated June 30, 1997, is made by and between Goldman Sachs Mortgage Company, a New York limited partnership (the "Seller") and AMRESCO Commercial Mortgage Funding I Corporation, a Delaware corporation (the "Depositor").

                                    RECITALS

         I. Capitalized terms used herein without definition have the meanings ascribed to them in the Schedule of Transaction Terms attached hereto as Schedule I, which is incorporated herein by this reference, or, if not defined therein, in the Pooling and Servicing Agreement.

         II. On the Closing Date, and on the terms set forth herein, Seller has agreed to sell to Depositor and Depositor has agreed to purchase from Seller the Mortgage Loans identified on the Mortgage Loan Schedule as being sold by Seller attached hereto as Schedule II. Depositor has agreed to deposit the Mortgage Loans and other assets into the Trust Fund created pursuant to the Pooling and Servicing Agreement and to cause the issuance of the Certificates.

                                   AGREEMENT

         NOW, THEREFORE, on the terms and conditions set forth below and for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Depositor and Seller agree as follows:

         1. Transactions on or Prior to the Closing Date. On or prior to the Closing Date hereof, Seller shall have delivered or caused to be delivered all of the items comprising the Mortgage Loan Files required to be delivered by such date in accordance with Section 3 below with respect to each of the Mortgage Loans listed in the Mortgage Loan Schedule to LaSalle National Bank, as Custodian (in such capacity, the "Custodian" and serving at the direction of the Trustee), against receipt by Seller of a trust receipt, pursuant to an arrangement among Seller, the Custodian and the Trustee. As of the Closing Date, the Mortgage Loans and the related Mortgage Loan Files shall comply in all material respects with the representations and warranties set forth in
Exhibit I.

         2. Closing Date Actions. The sale of the Mortgage Loans shall take place on the Closing Date, subject to and simultaneously with the deposit of the Mortgage Loans into the Trust Fund, the issuance of the Certificates and the sale of (a) the Offered Certificates by Depositor to the Underwriter pursuant to the Underwriting Agreement and (b) the Private Certificates by Depositor to the Initial Purchaser pursuant to the Certificate Purchase Agreement. The closing shall take place at the offices of Andrews & Kurth L.L.P., 425 Lexington Avenue, New York, New York 10017, or such other location as agreed upon between the parties hereto. On the Closing Date, the following actions shall take place in sequential order on the terms set forth herein:

                 (i) Seller shall sell to Depositor, and Depositor shall purchase from Seller, the Mortgage Loans pursuant to this Agreement for the Mortgage Loan Purchase Price payable in accordance with instructions previously provided to Depositor by Seller. The Mortgage

         Loan Purchase Price shall be paid by Depositor to Seller or at its direction by wire transfer in immediately available funds to an account designated by Seller on or prior to the Closing Date. The Mortgage Loan Purchase Price paid by Depositor shall be equal to an amount consisting of the gross proceeds from the sale of the Certificates less the portion of the gross proceeds allocated by the Underwriter to the Mortgage Loans sold to the Depositor by AMRESCO CAPITAL CORPORATION ("ACC") and transferred to the Trust Fund by the Depositor plus accrued interest at a per annum rate equal to the weighted average net rate of interest payable with respect to the Mortgage Loans for the period from and including June 9, 1997 up to, but not including, July 8, 1997, less underwriting commissions, transaction expenses and other adjustments, such amount to be mutually agreed to by the parties hereto in a separate writing.

                 (ii) Pursuant to the terms of the Pooling and Servicing Agreement, Depositor shall sell all of its right, title and interest in and to the Mortgage Loans to the Trustee for the benefit of the holders of the Certificates.

                 (iii) ACC shall sell to Depositor, and Depositor shall purchase from ACC certain mortgage loans pursuant to a Mortgage Loan Purchase Agreement of even date herewith and Depositor shall sell all of its right, title and interest in such mortgage loans to the Trustee for the benefit of holders of the Certificates.

                 (iv) Depositor shall sell to the Underwriter, and the Underwriter shall purchase from Depositor, the Offered Certificates pursuant to the Underwriting Agreement, and Depositor shall sell to the Initial Purchaser, and the Initial Purchaser shall purchase from Depositor, the Private Certificates pursuant to the Certificate Purchase Agreement.

                 (v) The Underwriter will offer the Offered Certificates for sale to the public utilizing the Prospectus and the Prospectus Supplement and the Initial Purchaser will privately place the Private Certificates.

         3. Conveyance of Mortgage Loans. Seller, for and in consideration of the Mortgage Loan Purchase Price set forth herein, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, does hereby bargain, sell, convey, assign and transfer to Depositor, free and clear of any liens, claims or other encumbrances, all of Seller's right, title and interest in and to each of the Mortgage Loans identified on the Mortgage Loan Schedule as being sold by Seller and all property of Seller described in Section 19 of this Agreement, such sale, conveyance, assignment and transfer to be effective as of the Closing Date, provided the transactions contemplated in Section 2 of this agreement take effect. Notwithstanding the foregoing, Seller shall not assign to Depositor, and Depositor shall not assume, any obligation of Seller, under the documents evidencing and securing the Mortgage Loans (the "Mortgage Loan Documents") or otherwise, to make any additional disbursement of funds to or for the benefit of any Mortgagor under the Mortgage Loan Documents (except with respect to any escrow accounts and deposits therein relating to the Mortgage Loans which are assigned to Depositor hereunder), it being acknowledged by the parties to this Agreement that Seller shall retain all such obligations.

         On or prior to the Closing Date, each Mortgage Loan File has been delivered or caused to be delivered by Seller to the Custodian. Each Mortgage Loan File shall contain the following documents:

                 (i) the original of the Mortgage Note, endorsed without recourse to the order of the Trustee in the following form: "Pay to the order of LaSalle National Bank, as Custodian or Trustee, without recourse" which Mortgage Note and all endorsements thereon shall, show a complete chain of endorsement from the originator to the Trustee;

                 (ii) the original Mortgage and any intervening assignments (or certified copies of such assignments) thereof, in each case with evidence of recording thereon, or, if any such original Mortgage has not been returned from the applicable public recording office, a copy thereof certified to be a true and complete copy of the original thereof submitted for recording;

                 (iii) an Assignment of Mortgage, executed by the Seller, in blank or to the order of the Trustee, in suitable form for recordation in the jurisdiction in which the Mortgaged Property is located in the following form: "LaSalle National Bank, as Custodian or Trustee", provided, that any Assignment of Mortgage to the Trustee not executed and submitted for recording prior to the Closing Date shall be in the form attached hereto as Exhibit III;

                 (iv) originals or certified copies of any related Assignment of Leases and Rents and any related Security Agreement (if, in either case, such item is a document separate from the Mortgage), any intervening assignments of each such document or instrument;

                 (v) assignments of any related Assignment of Leases and Rents (a "Reassignment of Assignment of Leases and Rents") and any related Security Agreement (if, in either case, such item is a document separate from the Mortgage), executed by the appropriate Seller or the prior holder of record in blank or to the order of the Trustee, with the assignment to the Trustee in the following form:
         "LaSalle National Bank, as Custodian or Trustee";

                 (vi) originals or certified copies of all assumption, modification and substitution agreements in those instances where the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage or Mortgage Note has been assumed;

                 (vii) the original lender's title insurance policies with respect to the Mortgage (or, prior to receipt by the Seller of such original lender's title insurance policies, all commitments, binders or policy mark-ups with respect thereto), together with an endorsement assigning such policy to the Custodian (unless such policy states that it runs to the benefit of any assignee of the Mortgage);

                 (viii) all UCC Financing Statements and continuation statements or copies thereof sufficient to perfect (and maintain the perfection of) the security interest held by the originator of the Mortgage Loan (and each assignee prior to the Trustee) in and to the personalty of the Mortgagor at the Mortgaged Property (in each case with evidence of filing thereon), and to transfer such security interest to the Trustee;

                 (ix) a copy of the hazard insurance policy, any flood insurance policies, and any other insurance policies required under the Mortgage;

                 (x)      the original appraisal report;

                 (xi)     any Phase I environmental reports;

                 (xii) originals or copies of any guaranties related to such Mortgage Loan; and

                 (xiii) a copy of any ground lease relating to the Mortgaged Property.

         To the extent not previously delivered to the Trustee or Custodian, within 45 days of the Closing Date the Seller shall deliver to, and deposit with the Master Servicer (on behalf of the Trustee), with copies to the Depositor, the following documents or instruments with respect to each Mortgage Loan assigned hereunder:

                 (xiv) originals or certified copies of any environmental liabilities agreement;

                 (xv)     originals or copies of any escrow agreements;

                 (xvi) originals or certified copies of any lease subordination agreements and tenant estoppels;

                 (xvii)   any opinions of borrower's counsel; and

                 (xviii) originals or certified copies of any collateral assignments of property management agreements and other servicing agreements.

         Notwithstanding the foregoing, in the event that, in connection with any Mortgage Loan, Seller cannot deliver or cause to be delivered an original recorded counterpart of any of the documents required to be delivered pursuant to clauses (ii), (iii), (iv), (v) or (viii) above with evidence of recording or filing thereon concurrently with the execution and delivery hereof, Seller shall deliver, or cause to be delivered, to the Custodian a duplicate original or true copy of such document certified by Seller or the applicable public recording or filing office to be a true and complete duplicate, original or copy of the original thereof submitted for recording or filing, in accordance with the delivery requirements set forth in the Pooling and Servicing Agreement. Upon discovery of any Defect (as defined herein) or omission in the deliveries of any of the items listed in this Section 3 with respect to any Mortgage Loan, Seller shall promptly deliver or cause to be delivered to the Custodian a correct and complete document or instrument meeting the requirements of such item, but in no event shall any such delivery be made later than 90 days following Seller's receipt of notice of such discovery.

         Notwithstanding the foregoing, in the event that Seller cannot deliver or cause to be delivered to the Custodian any UCC-2 or UCC-3 Assignment with the filing information of the UCC-1 Financing Statement being assigned, solely because of a delay caused by the public filing office where such UCC-1 Financing Statement has been delivered for filing, Seller shall deliver or cause to be delivered to the Custodian a photocopy of such UCC-2 or UCC-3 Assignment with the filing information left blank. Seller, promptly upon receipt of the applicable filing information of the UCC-1 Financing Statement being so assigned, shall deliver or cause to be delivered to the Custodian the original UCC-2 or UCC-3 Assignment with all appropriate filing information set forth thereon. In addition, in the event a commitment, binder or policy mark-up with respect to a title insurance policy has been delivered to the Custodian in lieu of an original title insurance policy, the Seller shall use its best efforts to deliver to the Custodian the related original title insurance policy within one year of the Closing Date.

         The Depositor or the Trustee, as assignee or transferee of Depositor, shall be entitled to all scheduled principal payments due after the Cut-off Date, all other payments of principal collected on or after the Cut-off Date, and all payments of interest on the Mortgage Loans, minus that portion of any such payment which is allocable to the period on or prior to the Cut-off Date. All scheduled payments of principal due on or before the Cut-off Date and collected after the Cut-off Date, together with the accompanying interest payments, shall belong to Seller. Notwithstanding the two preceding sentences, it is understood and agreed that the Mortgage Loans identified on Schedule III are subject to Retained Interests as set forth in Schedule III, and the Trustee shall not be entitled to such Retained Interests or to any SouthTrust Prepayment Premiums or SouthTrust Yield Maintenance Charges.

         Upon the sale of the Mortgage Loans from Seller to Depositor pursuant hereto, the ownership of each Mortgage Note, the Mortgage and the contents of the related Mortgage Loan File shall be vested in Depositor and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of Seller as seller of the Mortgage Loans hereunder, exclusive in each case of documents prepared by Seller or any of its affiliates solely for internal uses, shall immediately vest in Depositor and shall be forwarded by Seller or caused by Seller to be forwarded to the Custodian or Master Servicer by overnight mail for next-day delivery and retained and maintained, in trust, by the Custodian or Master Servicer at the will of Depositor, in such custodial capacity only. All Monthly Payments, Principal Prepayments and other amounts received by Seller and not otherwise belonging to Seller pursuant to this Agreement shall be sent by Seller within three (3) Business Days of Seller's receipt thereof to the Master Servicer via wire transfer for deposit by the Master Servicer into the Collection Account.

         4. Depositor's Conditions to Closing. The obligations of Depositor under this Agreement shall be subject to the satisfaction, on the Closing Date, of the following conditions:

                 (a) Each of the obligations of Seller required to be performed by it on or prior to the Closing Date pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects; all of the representations and warranties of Seller under this Agreement shall be true and correct in all material respects as of the date hereof and as of the Closing Date; and no event shall have occurred with respect to Seller or any of the Mortgage Loans and related Mortgage Loan Files which, with notice or the passage of time, would constitute a material default under this Agreement; and Depositor shall have received certificates to the foregoing effect signed by authorized officers of Seller.

                 (b) Depositor, or if directed by Depositor, the Custodian or Depositor's attorneys, shall have received in escrow, all of the following closing documents, in such forms as are agreed upon and reasonably acceptable to Depositor and Seller, duly executed by all signatories other than Depositor, as required pursuant to the respective terms thereof:

                          (i) the Mortgage Loan Files, which shall have been delivered to and held by the Custodian on behalf of Seller;

                          (ii)    the Mortgage Loan Schedule;

                          (iii) an officer's certificate of Seller, dated as of the Closing Date, with certified copies of the charter, by-laws, and a certificate of good standing dated as of a recent date of Seller;

                          (iv) an opinion of Seller's in-house counsel, dated the Closing Date, substantially to the effect of the following (with such changes and modifications as Depositor may approve):

                          (1)     Seller is a limited partnership duly
                                  organized, validly existing and in good
                                  standing under the laws of the State of New
                                  York, with all requisite partnership power and authority to execute and deliver, engage in the transactions contemplated by, and perform and observe the terms and conditions of this Agreement.

                          (2) All necessary partnership action has been taken to authorize the execution, delivery and performance of this Agreement by Seller.

                          (3) No consent, approval, authorization or order of, registration or filing with, or notice to, any New York governmental authority or court that has not been obtained, made or given is required in connection with the execution, delivery and performance of this Agreement by Seller.

                          (4) The execution, delivery or performance by Seller of this Agreement will not conflict with, result in a Breach (as defined herein) of, or constitute a default under any term or provision of the partnership agreement pursuant to which Seller was formed.

                          (5) The execution, delivery or performance by Seller of this Agreement will not conflict with, result in a Breach of, or constitute a default under any term or provision of any material agreement, contract, instrument or indenture of any nature whatsoever, known to such counsel, to which Seller is a party or which is applicable to Seller or its assets; or to the best of such counsel's knowledge, any order, judgment, writ, injunction or decree, known to such counsel, of any court or governmental authority having jurisdiction over Seller or its assets.

                          (6)     There are no actions, proceedings or
                                  investigations pending or, to the best of such counsel's knowledge, threatened against Seller before any court, administrative agency or other tribunal (x) asserting the invalidity of this Agreement, (y) seeking to prevent the execution, delivery or performance of this Agreement, or (z) that might materially and adversely affect the performance by Seller of its obligations under, or the validity or enforceability of, this Agreement.

         Such opinion may express its reliance as to factual matters on, among other things specified in such opinion, the representations and warranties made herein, and on certificates or other documents furnished by officers of Seller.

         In rendering the opinions expressed above, such counsel may limit such opinions to matters governed by the laws of the State of New York and shall not be required to express any opinion with respect to the registration or qualification of the Certificates under any applicable state or federal securities laws.

         Such counsel shall state that, although such counsel has not specifically considered the possible applicability to Seller of any other laws, regulations, judgments, orders or decrees, no facts have been disclosed to such counsel that cause such counsel to conclude that any other consent, approval or action is required;

                          (v) an opinion of Andrews & Kurth L.L.P., special counsel to Seller, dated the Closing Date, substantially to the effect of the following (with such changes and modifications as Depositor may approve):

                          Assuming the due authorization, execution and delivery of this Agreement by Seller, this Agreement constitutes a valid and binding agreement of Seller, enforceable against Seller in accordance with its terms, except to the extent that enforcement hereof may be limited by (x) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect, and (y) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

         Such opinion may express its reliance as to factual matters on, among other things specified in such opinion, the representations and warranties made by, and on certificates or other documents furnished by officers of, Seller.

         In rendering the opinions expressed above, such counsel may limit such opinions to matters governed by the laws of the State of New York and the United States to the extent specifically referred to.

                          (vi) such other certificates of Seller's officers or others and such other documents to evidence fulfillment of the conditions set forth in this Agreement as Depositor or its counsel may reasonably request.

         5. Seller's Conditions to Closing. The obligations of Seller under this Agreement shall be subject to the satisfaction, on the Closing Date, of the following conditions:

                 (a) Each of the obligations of Depositor required to be performed by it on or prior to the Closing Date pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects and no event shall have occurred with respect to Depositor which, with notice or the passage of time, would constitute a material default under this Agreement, and Seller shall have received certificates to that effect signed by authorized officers of Depositor.

                 (b) Seller shall have received all of the following closing documents, in such forms as are agreed upon and reasonably acceptable to Seller and Depositor, duly executed by all signatories other than Seller, as required pursuant to the respective terms thereof:

                          (i) an officer's certificate of Depositor, dated as of the Closing Date, with the resolutions of Depositor authorizing the transactions set forth therein, together with copies of the charter, by-laws and certificate of good standing dated as of a recent date of Depositor; and

                          (ii) such other certificates of its officers or others and such other documents, including an opinion of counsel to Depositor and to the Trustee, to evidence fulfillment of the conditions set forth in this Agreement as Seller or its counsel may reasonably request.

         6.      Representations and Warranties of Seller.

                 (a) Seller represents and warrants to Depositor as of the date hereof (except with respect to item (v) below) and as of the Closing Date as follows:

                          (i) Seller is duly organized, validly existing and in good standing under the laws of the State of New York. Seller has conducted and is conducting its business so as to comply in all material respects with all applicable statutes and regulations of regulatory bodies or agencies having jurisdiction over it, except where the failure so to comply would not have a materially adverse effect on the performance by Seller of this Agreement, and there is no charge, investigation, action, suit or proceeding before or by any court, regulatory authority or governmental agency or body pending or, to the knowledge of Seller, threatened, which is reasonably likely to materially adversely affect the performance by Seller of this Agreement or the consummation of transactions contemplated by this Agreement.

                          (ii) Neither the execution and delivery by Seller of this Agreement, nor the compliance by Seller with the provisions hereof, nor the consummation by Seller of transactions contemplated by this Agreement will (1) conflict with or result in a Breach of, or constitute a default or result in the acceleration of any obligations under, the charter or by-laws of Seller or, after giving effect to the consents or the taking of the actions contemplated by clause (2) of this subparagraph (ii), any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on Seller or its properties or any of the provisions of any material indenture or mortgage or any other material contract or instrument to which Seller is a party or by which it or any of its properties is bound or result in the creation or imposition of any lien, charge or encumbrance upon any of its property pursuant to the terms of any such indenture, mortgage, contract or other instrument or (2) require the consent of or notice to, or any filing with, any person, entity or governmental body, which has not been obtained or made by Seller, except where, in any of the instances contemplated by clause (1) or clause (2) above, the failure to do so will not have a material adverse effect on any transactions relating to the sale of the Mortgage Loans by Seller.

                          (iii) The execution and delivery by Seller of this Agreement, and the consummation of transactions contemplated by this Agreement on the terms set forth herein, have been duly authorized by all necessary corporate action on the part of Seller and are within the partnership power of Seller, and this Agreement has been duly executed and delivered by Seller and, assuming the due authorization, execution and delivery of this Agreement by the other parties hereto, constitutes a legal, valid and binding instrument, enforceable against Seller in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium and other laws of general applicability relating to or affecting the enforcement of creditors' rights generally, and to general principles of equity and the discretion of the court (regardless of whether enforcement of such remedies is considered in a proceeding in equity or at law).

                          (iv) No consent, approval, authorization or order of, registration or filing with, or notice to any federal, state or local governmental authority or court that has not been obtained, made or given is required in connection with the execution, delivery and performance of this Agreement by Seller.

                          (v) The representations and warranties contained in Exhibit I hereto shall be true and correct in all material respects as of the Closing Date.

                          (vi) Seller hereby certifies that the information contained in certain computer diskettes furnished to the Depositor on June 16, 1997 is true and correct.

         7. Cure and Repurchase Obligations of Seller. Each of the representations and warranties contained in or required to be made by Seller pursuant to Section 6 of this Agreement shall survive the sale of the Mortgage Loans and shall continue in full force and effect, subject to Section 14, notwithstanding any restrictive or qualified endorsement on the mortgage notes and notwithstanding subsequent termination of this Agreement or the Pooling and Servicing Agreement. The representations and warranties contained in or required to be made by Seller pursuant to Section 6 of this Agreement shall not be impaired by any review or examination of the Mortgage Loan Files or other documents evidencing or relating to the Mortgage Loans or any failure on the part of Depositor to review or examine such documents and shall inure to the benefit of any initial transferee of the Mortgage Loans from Depositor including, without limitation, the Trustee for the benefit of holders of the Certificates.

         Upon discovery of any Defect, as defined herein, in a Mortgage Loan File, Depositor or its assignee shall promptly notify Seller in writing of such Defect and request that Seller cure such Defect within 90 days from the date Seller was notified of such Defect. An individual Mortgage Loan File shall be deemed to have a "Defect" if (a) any document listed in clauses (i) through
(xiii) of Section 3 above required to be included in the Mortgage Loan File is not in the possession of the Custodian, on behalf of the Trustee, within the time required to be delivered pursuant to this Agreement or (b) such document has not been properly executed or is otherwise defective on its face; provided, however, that a document shall not be deemed to have a Defect if such Defect is caused by the failure by Depositor to execute such document after having been directed by Seller to execute such document.

         Seller shall use reasonable efforts to correct or cure any such Defect of which it has been so notified within 90 days from the date Seller was notified of such Defect, provided that if Seller certifies that (i) such Defect is not reasonably susceptible of correction or cure within such 90-day period and is susceptible of correction or cure within an additional 90-day period,
(ii) such Defect does not cause the related Mortgage Loan to fail to be a "qualified mortgage" or "qualified replacement mortgage" within the meaning of
Section 860G of the Code and (iii) Seller is diligently prosecuting the correction or cure of such Defect, then Seller shall have an additional period of 90 days in which to correct or cure such Defect. If Seller does not correct or cure such Defect within the period set forth in the immediately preceding sentence or, with respect to the original title policies required in Section 3(vii), within one year from the Closing Date, Seller shall purchase such Mortgage Loan from the Trust Fund at the Repurchase Price pursuant to Section
2.03 of the Pooling and Servicing Agreement.

         Within 90 days of the receipt of written notice by Seller of a breach (a "Breach") of any of the representations, warranties or covenants of Seller with respect to the Mortgage Loans set forth in Exhibit I to this Agreement which materially and adversely affects either (i) the interests of Depositor or the Certificateholders in the related Mortgage Loan or (ii) the value of the related Mortgage Loan, Seller shall cure such Breach (provided that if Seller certifies that (a) such Breach is not reasonably susceptible of correction or cure within such 90-day period and is susceptible of correction or cure within an additional 90-day period, (b) such Breach does not cause the related Mortgage Loan to fail to be a "qualified mortgage" or "qualified replacement mortgage" within the meaning of Section 860G of the Code and (c) Seller is diligently prosecuting the correction or cure of such Breach, then Seller shall have an additional period of 90 days in which to correct or cure such Breach) and, if Seller does not correct or cure such Breach within such period, or if such Breach cannot be so cured, then Seller shall purchase the affected Mortgage Loan at the Repurchase Price pursuant to Section 2.03 of the Pooling and Servicing Agreement. If Seller is required to repurchase any Mortgage Loan that is cross-collateralized or cross-defaulted with any other Mortgage Loan, Seller shall also be required to repurchase all other Mortgage Loans to which such repurchased Mortgage Loan is cross-collateralized and cross-defaulted.

         The Repurchase Price (as defined in the Pooling and Servicing Agreement) for any repurchased Mortgage Loan shall be payable to Depositor or, subsequent to the assignment of the Mortgage Loans to the Trustee, the Trustee as its assignee, by wire transfer of immediately available funds to the account designated by Depositor or its assignee, and Depositor or its assignee, upon receipt of such funds, shall promptly release the related Mortgage Loan File or cause it to be released, to Seller and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in Seller title to any Mortgage Loan released pursuant hereto. The Depositor or the Master Servicer, as applicable, shall deliver to Seller an officer's certificate setting forth the calculation of the Repurchase Price.

         8. Representations and Warranties of Depositor. Depositor hereby represents and warrants to Seller as of the date hereof, as follows:

                 (a) Depositor is duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own its assets and conduct its business as it is conducted, and is duly qualified as a foreign corporation in good standing in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification (except where the failure to qualify would not have a materially adverse effect on the consummation of any transactions contemplated by this Agreement).

                 (b) The execution and delivery by Depositor of this Agreement and the performance of Depositor's obligations hereunder are within the corporate power of Depositor and have been duly authorized, executed and delivered by Depositor and neither the execution and delivery by Depositor of this Agreement nor the compliance by Depositor with the provisions hereof, nor the consummation by Depositor of transactions contemplated by this Agreement, will (i) conflict with or result in a breach of, or constitute a default under, the certificate of incorporation or by-laws of Depositor or, after giving effect to the consents or taking of the actions contemplated by clause (ii) of this paragraph (b), any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on Depositor or its properties, or any of the provisions of any material indenture or mortgage or any other material contract or other instrument to which Depositor is a party or by which it is bound or result in the creation or imposition of any lien, charge or encumbrance upon any of its properties pursuant to the terms of any such indenture, mortgage, contract or other instrument or (ii) require the consent of or notice to, or any filing with any person, entity or governmental body, which has not been obtained or made by Depositor, except where, in any of the instances contemplated by clause (i) or clause (ii) above, the failure to do so will not have a material adverse effect on the consummation of any transactions contemplated by this Agreement.

                 (c) This Agreement has been duly executed and delivered by Depositor and, assuming the due authorization, execution and delivery of this Agreement by the other parties hereto, this Agreement constitutes a legal, valid and binding instrument, enforceable against Depositor in accordance with its terms, subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting the rights of creditors generally and to general principles of equity and the discretion of the court (regardless of whether enforcement of such remedies is considered in a proceeding in equity or at law).

                 (d) There is no litigation, charge, investigation, action, suit or proceeding by or before any court, regulatory authority or governmental agency or body pending or, to the knowledge of Depositor, threatened against Depositor the outcome of which could be reasonably expected to materially adversely affect the consummation of any transactions contemplated by this Agreement.


         9. Survival of Certain Representations, Warranties and Covenants. The respective representations and warranties set forth in or made pursuant to this Agreement, and the respective obligations of the parties hereto under Sections 7 and 11 hereof, will remain in full force and effect, regardless of any investigation or statement as to the result thereof made by or on behalf of any party and will survive payment for the various transfers referred to herein and delivery of the Certificates or termination of this Agreement.

         10. Accountant's Letters. Deloitte & Touche LLP ("D&T") will review the characteristics of the Mortgage Loans described in (a) the Mortgage Loan Schedule attached hereto and set forth as an exhibit to the Pooling and Servicing Agreement and (b) the computer disk prepared by Seller and provided to Depositor and will compare those characteristics to, and ensure their agreement with, (i) the description of the Mortgage Loans contained in the Prospectus Supplement and the Offering Circular, respectively; (ii) certain original documentation and files of Seller maintained with respect to each Mortgage Loan; and (iii) if applicable, information with respect to such Mortgage Loans contained in the reports on Form 8-K to be filed by Depositor with the Commission in connection with the offering of the Certificates. Seller will cooperate with Depositor and D&T in making available all information and taking all steps reasonably necessary to permit such accountants to complete the review set forth in this Section 10 and to deliver the letters required of them under the Underwriting Agreement and the Certificate Purchase Agreement.

         11. Expenses; Recording Costs; Post-Closing Adjustments. Seller agrees to pay to Depositor or its designee all recording and filing fees incurred in connection with the recording or filing of the documents listed in
Section 3 hereof. The parties hereto agree to cooperate with each other in good faith, following the Closing Date, to make any necessary adjustments to the Mortgage Loan Purchase Price and any other reconciliation of fees and expenses related to the purchase of the Mortgage Loans not reflected in the Mortgage Loan Purchase Price.

         12. Notices. All communications hereunder will be in writing, and, (a) if sent to Depositor, will be mailed, delivered or telecopied and confirmed to it at 700 North Pearl Street, Suite 2400, L.B. No. 342, Dallas, Texas 75201, Attention: President, Telecopy No.: (214) 953-7977; and (b) if sent to Seller, will be mailed, delivered or telecopied to it at 85 Broad Street, New York, New York 10004, Attention: Marc Furstein, Telecopy No.: (212) 357- 5505.

         13. Examination of Mortgage Loan Files. Upon reasonable notice, Seller, prior to the Closing Date, will make the Mortgage Loan Files available to Depositor or its agent for examination during normal business hours at Seller's offices or such other location as shall otherwise be agreed upon by Depositor and Seller. The fact that Depositor or its agent has conducted or has failed to conduct any partial or complete examination of the Mortgage Loan Files shall not affect the rights of Depositor or the Trustee (for the benefit of the Certificateholders) to demand cure, repurchase, substitution or other relief as provided herein.

         14. Successors. This Agreement shall inure to the benefit of and shall be binding upon Seller and Depositor and their respective successors and legal representatives, and nothing expressed in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (a) the indemnities of Seller contained in that certain Indemnification Agreement dated June 30, 1997 among Seller, Depositor and the Underwriter, subject to all limitations therein contained, shall also be for the benefit of the officers and directors of Depositor, the Underwriter and the Initial Purchaser and any person or persons who control Depositor, the Underwriter and the Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the 1934 Act, and
(b) the rights of Depositor pursuant to this Agreement, subject to all limitations herein contained, including those set forth in Section 9, may be assigned to the Trustee as may be required to effect the purposes of the Pooling and Servicing Agreement and, upon such assignment, the Trustee shall succeed to such rights of Depositor hereunder. No owner of a Certificate issued pursuant to the Pooling and Servicing Agreement shall be deemed a successor because of such ownership.

         15. Governing Law. THIS AGREEMENT WILL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS TO BE MADE AND PERFORMED ENTIRELY WITHIN SUCH STATE WITHOUT GIVING EFFECT TO CHOICE OF LAW PRINCIPLES.

         16. Severability. If any provision of this Agreement shall be prohibited or invalid under applicable law, this Agreement shall be ineffective only to such extent, without invalidating the remainder of this Agreement.

         17. Further Assurances. Depositor and Seller agree to execute and deliver such instruments and take such actions as the other parties may, from time to time, reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement.

         18. Counterparts. This Agreement may be executed in counterparts (and by each of the parties hereto on different counterparts), each of which when so executed and delivered will be an original, and all of which together will be deemed to constitute but one and the same instrument.

         19. Treatment as Security Agreement. It is the express intent of the parties hereto that the conveyance of the Mortgage Loans by Seller to Depositor as provided in this Agreement be, and be construed as, a sale of the Mortgage Loans by Seller to Depositor. It is, further, not the intention of the parties that such conveyance be deemed a pledge of the Mortgage Loans by Seller to Depositor to secure a debt or other obligation of Seller. However, in the event that, notwithstanding the intent of the parties, the Mortgage Loans are held to be property of Seller or if for any reason this Agreement is held or deemed to create a security interest in the Mortgage Loans, then;

                 (a) this Agreement shall hereby create a security agreement within the meaning of Articles 8 and 9 of the Uniform Commercial Code in effect in the applicable state,

                 (b) the conveyance provided for in this Agreement shall hereby grant from Seller to Depositor a security interest in and to all of Seller's right, title, and interest, whether now owned or hereafter acquired, in and to:

                          (i) All accounts, contract rights, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and uncertificated securities consisting of, arising from or relating to any of the property described in the Mortgage Loans, including the Mortgage Notes, related Mortgages and title, hazard and primary mortgage insurance policies identified on the Mortgage Loan Schedule as defined herein, including all replacement Mortgage Loans, and all distributions with respect thereto payable on and after the Cut-off Date;

                          (ii) All accounts, contract rights, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advises of credit, uncertificated securities, and other rights arising from or by virtue of the disposition of, or collections with respect to, or insurance proceeds payable with respect to, or claims against other persons with respect to, all or any part of the collateral described in (i) above (including any accrued discount realized on liquidation of any investment purchased at a discount); and

                          (iii) All cash and non-cash proceeds of the collateral described in (i) and (ii) above;

                 (c) The possession by Depositor or its assignee of the mortgage Notes, the Mortgages and such other goods, letters of credit, advices of credit, instruments, money, documents, chattel paper or certificated securities shall be deemed to be "possession by the secured party," or possession by a purchaser or a person designated by him or her, for purposes of perfecting the security interest pursuant to the Uniform Commercial Code (including, without limitation, Sections 9-305, 8-313 or 8-321 thereof) as in force in the relevant jurisdiction; and

                 (d) notifications to persons holding such property, and acknowledgments, receipts, confirmations from persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of Depositor or their assignee for the purpose of perfecting such security interest under applicable law. Seller, Depositor or their assignee at the direction of Seller shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans and the proceeds thereof, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement. In connection herewith,

         Depositor and its assignee shall have all of the rights and remedies of a secured party and creditor under the Uniform Commercial Code as in force in the relevant jurisdiction.

         20. Recordation of Agreement. To the extent permitted by applicable law, this Agreement is subject to recordation following the Closing Date in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by Seller at Seller's expense at the direction of Depositor accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of Depositor.


                      *                *                *

         IN WITNESS WHEREOF, the parties hereto have caused this Mortgage Loan Purchase Agreement to be duly executed and delivered on the date first set forth above.

                                            GOLDMAN SACHS MORTGAGE COMPANY,
                                            as Seller



                                            By:
                                               --------------------------------
                                            Name:
                                                 ------------------------------
                                            Title:
                                                  -----------------------------


                                            AMRESCO COMMERCIAL MORTGAGE
                                            FUNDING I CORPORATION,
                                            as Depositor



                                            By:
                                               --------------------------------
                                            Name:
                                                 ------------------------------
                                            Title:
                                                  -----------------------------

                                                                      SCHEDULE I


                         SCHEDULE OF TRANSACTION TERMS

         This Schedule of Transaction Terms is appended to and incorporated by reference in the Mortgage Loan Purchase Agreement (the "Agreement"), dated June 30, 1997, among Goldman Sachs Mortgage Company ("Seller") and AMRESCO Commercial Mortgage Funding I Corporation ("Depositor"). Capitalized terms used herein without definition have the meanings given them in or by reference in the Agreement or, if not defined in the Agreement, in the Pooling and Servicing Agreement, the Underwriting Agreement or the Certificate Purchase Agreement, as the case may be.

         "Certificate Purchase Agreement" means the Purchase Agreement dated June 30, 1997, between Depositor and the Initial Purchaser.

         "Certificates" means each class of the AMRESCO Commercial Mortgage Funding I Corporation Mortgage Pass-Through Certificates, Series 1997-C1.

         "Closing Date" means July 8, 1997.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Cut-off Date" means June 1, 1997.

         "Environmental Report" means the environmental audit report with respect to each Mortgaged Property delivered to Seller in connection with the related Mortgage, if any.

         "Initial Purchaser" means Goldman, Sachs & Co.

         "Investment Officer" means any employee of Seller designated by Seller as an "investment officer" or whose title includes the words "investment officer."

         "Loan Agreement" means, with respect to any Mortgage Loan, the loan agreement, if any, between the Originator and the Mortgagor, pursuant to which such Mortgage Loan was made.

         "Mortgage Loan Pool" means the pool of Mortgage Loans, which are the primary assets of the Trust Fund.

         "Mortgage Loan Purchase Price" means the amount described in paragraph 2(i) of the Agreement.

         "Mortgage Loan Schedule" means the Mortgage Loan Schedule annexed as
Schedule II hereto.

         "Mortgage Loans" means the mortgage loans to be sold to Depositor by Seller pursuant to this Agreement, specifically identified in the Mortgage Loan Schedule.

         "Mortgagor" means the mortgagor under a Mortgage Loan.

         "Offered Certificates" means the Class A1, Class A2, Class A3, Class B, Class C, Class D, Class E and Class F Certificates.

         "Offering Circular" means the Offering Circular dated June 30, 1997, describing certain classes of the Certificates.

         "Originator" means any institution which originated a Mortgage Loan for a related Mortgagor.

         "Pooling and Servicing Agreement" means the Pooling and Servicing Agreement creating the Trust Fund and the interests therein, dated as of June 1, 1997, among the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent, including the Mortgage Loan Schedule annexed thereto.

         "Private Certificates" means the Certificates other than the Offered Certificates.

         "Prospectus" and "Prospectus Supplement" mean the Prospectus dated June 15, 1997 and the Prospectus Supplement dated June 30, 1997, describing certain classes of the Certificates.

         "Underwriter" means Goldman, Sachs & Co.

         "Underwriting Agreement" means the Underwriting Agreement, dated June 30, 1997, between Depositor and the Underwriter.

                                                                     SCHEDULE II


                             MORTGAGE LOAN SCHEDULE


         Note: The Mortgage Loans are those as to which "GSMC" is shown under the "Mortgage Loan Seller" column in the Mortgage Loan Schedule following this page.

                      CUMULATIVE
       % OF TOTAL     % OF TOTAL
       CUT-OFF DATE  CUT-OFF DATE
        PRINCIPAL      PRINCIPAL
ASSET     LOAN          LOAN         LOAN
  #      BALANCE       BALANCE        #                 PROPERTY NAME                        ADDRESS                      CITY
----   ------------  ----------   ----------     -----------------------------     -----------------------------    ----------------
 1         4.67%        4.67%     400027517      Princess Anne Plaza East/West     3300 Virginia Beach Boulevard    Virginia Beach
 2         3.80%        8.46%     4039           Union Plaza                       East 71st St & South Mingo Rd    Tulsa
 3         3.64%       12.10%     400027495      Ordway Building                   One Kaiser Plaza                 Oakland
 4         3.11%       15.21%     400027500      River oaks Plaza                  1400 West Gray Avenue            Houston
 5         2.61%       17.82%     800000111      Hideaway Bay Club Apartments      3815 Hideaway Bay Blvd           Kissimmee
 6         2.48%       20.31%     400027525      Shenandoah Woods/Ashley
 6                                400027525A     Shenandoah Woods                  4250 West 34th Street            Houston
 6                                400027525B     Ashley Square                     6330 Windswept                   Houston
 6                                400027525C     Unity Pointe                      6370 Windswept                   Houston
 6                                400027525D     Hidden Pines                      630 Skyline                      Houston
 6                                400027525E     Southern Oaks                     6353 Skyline                     Houston
 7         2.44%       22.75%     800000101      Lake Tivoli Apartments            851 Lake Tivoli Boulevard        Kissimmee
 8         2.43%       25.19%     800000112      The Park South Apartments         4700 Walden Circle               Orlando
 9         2.18%       27.36%     400027543      Shoreview Nursing Home            2865 Brighton 3rd St.            Brooklyn
10         2.13%       29.50%     400028214      Arbor of Apts
10                                400028214A     Arbors of Taylor Apts.            201 Highland Drive               Taylor
10                                400028214B     Arbors of Corsicana I Apts.       1300 North 45th Street           Corsicana
10                                400028214C     Arbors of Cleburne I Apts.        815 Woodward Street              Cleburne
10                                400028214D     Arbors of Corsicana II Apts.      1300 North Street                Corsicana
10                                400028214E     Arbors of Cleburne II Apts.       815 Woodward Street              Cleburne
10                                400028214F     Arbors of Burleson Apts.          355 NW Hillery Street            Burleson
11         2.12%       31.62%     400027544      Soo Line Building                 105 South Fifth                  Minneapolis
12         2.01%       33.63%     40027548       Park Place Apartments             1980 Pauline Apartments          Ann Arbor
13         1.96%       35.59%     400027551      South Bay Office Tower            3031 Tisch Way                   San jose
14         1.95%       37.54%     800000110      The Chatham Landing Apartments    2550 Alafaya Trail               Orlando
15         1.90%       39.44%     800000103      Wynbridge Apartments              1500 Holcomb Bridge Road         Norcross
16         1.79%       41.23%     400027564      Compton Court Apartments          315 South Richey                 Pasadena
17         1.76%       42.99%     400027576      Bristol Park Apartments           4414 S. Garnett                  Tulsa
18         1.75%       44.74%     800000106      Westwood Apartments               6529 Norcross - Tucker Road      Atlanta
19         1.75%       46.49%     400027507      Preston Del Norte I Apartments    5811 Beltline Road               Dallas
20         1.73%       48.22%     400027518      Georgetown Suites - Main Bldg     1111 30th Street, N.W.           Washington
21         1.72%       49.94%     400027563      The Columns Apartments            621 South Richey Street          Pasadena
22         1.58%       51.53%     800000108      Wynfield Apartments               3360 Mountain Drive              Atlanta
23         1.43%       52.95%     400028209      Rustic Hills Shopping Center      1605 - 1749 North Academy Blvd   Colorado Springs
24         1.45%       54.40%     400027574      Foxfire Apartments                7324 S. Wheeling                 Tulsa
25         1.41%       55.82%     400027555      Georgetown Manor Apartments       260 Christiana Rd                New Castle
26         1.36%       57.18%     400027575      Chapparal Creek Apartments        2102 East 51st Street            Tulsa
27         1.31%       58.49%     400028215      Hopedale Airport Industrial PK    1 Airport Road                   Hopedale
28         1.25%       59.74%     400027567      Asset Marketing Building          14101 Southcross Drive           Burnsville
29         1.24%       60.98%     400027504      Briarcliff Apartments             4805 Transit Road                Lancaster
30         1.13%       62.10%     400027520      West Airport Centre               7263 - 7391 NW 36th St.          Miami
31         1.12%       63.23%     400027554      West End Terrace Apartments       4481 Maryland Ave.               St. Louis
32         1.09%       64.31%     400027512      10551 Barkley Building            10551 Barkley                    Overland Park
33         1.05%       65.37%     800000114      Springfield West Apartments       9500 Brightway Court             Richmond
34         1.05%       66.41%     400027534      Georgetown Suites - Harbor Blvd   1000 29th Street N.W.            Washington
35         0.94%       67.36%     800000113      Squire Hill II Apartments         100 Old Brook Road               Charlottesville
36         0.94%       68.29%     400027669      Arlington Park Square             3725 South Cooper St.            Arlington
37(1)      0.93%       69.23%     400027519      Warrenville Town Center           4 Mount Bethel Road              Warren
38         0.92%       70.15%     800000115      Avondale Crossing Apartments      260 Northern Avenue              Atlanta
39         0.91%       71.06%     400027514      Fayetteville Hilton Hotel         70 North East Street             Fayetteville
40         0.90%       71.96%     400027529      Willows Apartments                1100 Willow Springs Road         Killeen
41         0.89%       72.85%     400027522      Oconomowoc Plaza Shopping Ctr     1408 - 1450 E. Summitt Avenue    Oconomowoc
42         0.83%       73.68%     400027565      Volker Building                   1773 South 300 West              Salt Lake City
43         0.81%       74.49%     800000107      Country Oaks Apartments           3101 NW 150th Street             Oklahoma City
44         0.81%       75.30%     400027505      The Triad Building                1400 Millersport Highway         Amherst
45         0.80%       76.10%     400027546      Hitchcock Plaza                   185 Boston Post Road             Orange
46         0.80%       76.90%     400027501      North Tucson Business Center      2350 West River Park Drive       Tucson
47         0.77%       77.67%     800000102      Northgate Club Apartments         4300 Atoll Court                 Naples
48         0.73%       78.39%     400027506      Bethpage Plaza Shopping Center    546 - 596 Stewart Avenue         Bethpage
49         0.74%       79.13%     4030           Home Resources Building           46 Industrial Road               Leonminster
50         0.69%       79.82%     400027577      Tower Crossing Apartments         4404 S. 109th Street             Tulsa
51(1)      0.69%       80.50%     400027538      New Meadows Apartments            134 Knox Marsh Road              Dover
52         0.68%       81.19%     800000109      Tempo 2000 Apartments             3524 Buford Highway              Atlanta
53         0.67%       81.85%     400027486      Pacific South Center              15245 Pacific Highway South      Seattle
54         0.67%       82.52%     400027573      Rubin Building                    1101 Harney Street               Omaha

                                                                                          ORIGINAL      CUT-OFF DATE
                                                                              MORTGAGE    PRINCIPAL       PRINCIPAL    CUT-OFF DATE
ASSET                                                                           LOAN       LOAN            LOAN          PRINCIPAL
  #    STATE   ZIP           PROPERTY TYPE              ORIGINATOR             SELLER     BALANCE         BALANCE      BALANCE/UNIT
-----  -----  -----  -------------------------------    --------------------  --------   ----------     -----------    ------------
 1      VA    23432  Retail Anchored                    AMRESCO                AMRESCO   22,500,000      22,419,415           76
 2      OK    74133  Retail Anchored Neighborhood                                        18,225,000      18,219,524           54
                       Community Center                 Central Park Capital   GSMC      47,000,000      17,467,554           35
 3      CA    94612  Office General Urban               GE Pension Trust (4)   AMRESCO   14,990,000      14,925,461           84
 4      TX    77019  Retail Discount Outlet Mall        AMRESCO                AMRESCO   12,600,000      12,534,149       32,641
 5      FL    34741  Multifamily 200+ Units             SouthTrust             AMRESCO   11,960,000      11,923,181       14,177
 6                                                      AMRESCO                AMRESCO
 6      TX    77092  Multifamily 200+ Units             AMRESCO                AMRESCO
 6      TX    77057  Multifamily 37 - 200 Units         AMRESCO                AMRESCO
 6      TX    77057  Multifamily 37 - 200 Units         AMRESCO                AMRESCO
 6      TX    77057  Multifamily 37 - 200 Units         AMRESCO                AMRESCO
 6      TX    77057  Multifamily 37 - 200 Units         AMRESCO                AMRESCO
 7      FL    34741  Multifamily 200+ Units             SouthTrust             AMRESCO   11,800,000      11,733,138       37,606
 8      FL    32801  Multifamily 200+ Units             SouthTrust             AMRESCO   11,750,000      11,688,491       29,221
 9      NY    11235  Nursing Home Skilled/
                       Intermediate Care                AMRESCO                AMRESCO   10,500,000      10,451,697       32,662
10                                                      AMRESCO                AMRESCO   10,250,000      10,243,791       21,341
10      TX    76574  Multifamily 37 -200 Units          AMRESCO                AMRESCO
10      TX    75110  Multifamily 37 -200 Units          AMRESCO                AMRESCO
10      TX    76031  Multifamily 37 -200 Units          AMRESCO                AMRESCO
10      TX    75110  Multifamily 37 -200 Units          AMRESCO                AMRESCO
10      TX    76031  Multifamily 37 -200 Units          AMRESCO                AMRESCO
10      TX    76028  Multifamily 37 -200 Units          AMRESCO                AMRESCO
11      MN    55402  Office w/Retail                    AMRESCO                AMRESCO   10,235,000      10,189,798           36
12      MI    48103  Multifamily 200+ Units             AMRESCO                AMRESCO    9,650,000       9,650,000       30,929
13      CA    95128  Office General Suburban            AMRESCO                AMRESCO    9,450,000       9,404,761           57
14      FL    32826  Multifamily 200+ Units             SouthTrust             AMRESCO    9,400,000       9,350,793       35,420
15      GA    30092  Multifamily 200+ Units             SouthTrust             AMRESCO    9,200,000       9,141,951       33,610
16      TX    77506  Multifamily 200+ Units             AMRESCO                AMRESCO    8,585,000       8,574,753       14,939
17      OK    74146  Multifamily 200+ Units             AMRESCO                AMRESCO    8,462,270       8,446,102       16,496
18      GA    30084  Multifamily 200+ Units             SouthTrust             AMRESCO    8,500,000       8,417,420       29,227
19      TX    75240  Multifamily 200+ Units             AMRESCO                AMRESCO    8,430,000       8,398,556       29,162
20      DC    20007  Lodging Suites                     AMRESCO                AMRESCO    8,350,000       8,321,619       61,188
21      TX    77506  Multifamily 200+ Units             AMRESCO                AMRESCO    8,265,000       8,255,135       16,061
22      GA    30032  Multifamily 200+ Units             SouthTrust             AMRESCO    7,650,000       7,607,089       22,374
23      CO    80909  Retail Anchored Neighborhood/
                       Community Center                 Bank of America        AMRESCO    7,000,000       6,854,721           29
24      OK    74136  Multifamily 200+ Units             AMRESCO                AMRESCO    6,970,850       6,957,532       15,813
25      DE    19720  Multifamily 200+ Units             AMRESCO                AMRESCO    6,800,000       6,789,000       16,242
26      OK    74105  Multifamily 200+ Units             AMRESCO                AMRESCO    6,556,730       6,544,203       17,042
27      MA    01747  Industrial/Warehouse w/Office
                       Multiple Tenant                  AMRESCO                AMRESCO    6,300,000       6,294,655           23
28      MN    55337  Office w/Warehouse                 AMRESCO                AMRESCO    6,000,000       5,996,909           58
29      NY    14043  Multifamily 200+ Units             AMRESCO                AMRESCO    5,970,000       5,944,824       23,875
30      FL    33166  Retail Unanchored Neighborhood/
                       Community Center                 AMRESCO                AMRESCO    5,420,000       5,405,773           82
31      MO    63108  Multifamily 37 - 200 Units         AMRESCO                AMRESCO    5,407,605       5,396,756       27,676
32      KS    66212  Office General Suburban            AMRESCO                AMRESCO    5,240,000       5,211,473           60
33      VA    23294  Multifamily 37 - 200 Units         SouthTrust             AMRESCO    5,061,006       5,052,719       25,519
34      DC    20007  Lodging Suites                     AMRESCO                AMRESCO    5,050,000       5,032,836       62,910
35      VA    22901  Multifamily 37 - 200 Units         SouthTrust             AMRESCO    4,557,427       4,527,507       28,475
36      TX    76015  Retail Unanchored Neighborhood/
                       Community Center                 AMRESCO                AMRESCO    4,500,000       4,492,022           51
37(1)   NJ    07059  Retail Anchored Neighborhood/
                       Community Center                 AMRESCO                AMRESCO    4,500,000       4,483,977           97
38      GA    30002  Multifamily 37 - 200 Units         SouthTrust             AMRESCO    4,450,000       4,431,341       28,406
39      AR    72701  Lodging full Serive                AMRESCO                AMRESCO    4,400,000       4,370,295       18,597
40      TX    76542  Multifamily 200+ Units             AMRESCO                AMRESCO    4,350,000       4,329,278       18,661
41      WI    53066  Retail Anchored Neighborhood/
                       Community Center                 AMRESCO                AMRESCO    4,275,000       4,253,600           30
42      UT    84115  Office w/Warehouse                 AMRESCO                AMRESCO    4,000,000       3,992,849           42
43      OK    73134  Multifamily 37 - 200 Units         SouthTrust             AMRESCO    3,925,000       3,906,085       22,194
44      NY    14221  Mixed Use (all types in comments)  AMRESCO                AMRESCO    3,890,000       3,867,669           34
45      CT    06477  Retail Unanchored Neighborhood/
                       Community Center                 AMRESCO                AMRESCO    3,860,000       3,845,653           70
46      AZ    85705  Industrial/Warehouse w/Office
                       Multiple Tenant                  AMRESCO                AMRESCO    3,850,000       3,824,535           41
47      FL    33999  Multifamily 37 - 200 Units         SouthTrust             AMRESCO    3,725,000       3,693,451       30,779
48      NY    11714  Retail Anchored Neighborhood/
                       Community Center                 AMRESCO                AMRESCO    3,500,000       3,486,797           47
49      MA    04153  Industrial/Warehouse w/Office
                       Single Tenant                    Central Park Capital   GSMC       3,535,000       3,535,000           15
50      OK    74146  Multifamily 200+ Units             AMRESCO                AMRESCO    3,310,150       3,303,826       15,295
51(1)   NH    03820  Multifamily 37 - 200 Units         AMRESCO                AMRESCO    3,300,000       3,292,438       20,199
52      GA    30329  Multifamily 37 - 200 Units         SouthTrust             AMRESCO    3,300,000       3,284,513       25,660
53      WA    98188  Rental w/Office                    AMRESCO                AMRESCO    3,225,000       3,198,860           56
54      NE    68154  Multifamily w/Retail               AMRESCO                AMRESCO    3,200,000       3,200,000       84,211

(1) The number of lockout periods for these loans were calculated based on the origination date and not the first payment date in the loan documents.

(2) Numbers indicate last month of each penalty from the first payment date. For example, LO-48, YM2-96 implies lockout for 48 months followed by yield maintenance through the 96th month.

(3) For YM1 - Yield Maintenance is calculated by multiplying the prepayment amount by the difference between a yield rate (as specified in the note) and the current coupon multipled by the present value factor.

    For YM2 - Yield Maintenance is calculated as the present value of the remaining payments of principal and interest at a discount rate (as specified in the note) less the amount of principal being prepaid.

(4) Chase Manhattan Mortgage & Realty Trust

                       CUMULATIVE
         % OF TOTAL    % OF TOTAL
        CUT-OFF DATE  CUT-OFF DATE
         PRINCIPAL      PRINCIPAL
ASSET      LOAN           LOAN         LOAN
  #       BALANCE       BALANCE          #              PROPERTY NAME                      ADDRESS                       CITY
-----   ------------  ------------   ---------   ----------------------------    ------------------------------   ------------------
 55        0.67%         83.19%      400027572   Port Allen Care Center          403 15th Street                  Port Allen
 56        0.66%         83.84%      400027491   Plaquemine Caring Center        59215 River West Drive           Plaquemine
 57        0.63%         84.47%      400027531   Union Station Plaza             240-280 St. John Street          Portland
 58        0.62%         85.09%      400027539   Harbor Plaza                    261 Commercial St                Portland
 59        0.62%         85.71%      400027536   CliniComp Building              9655 Towne Center Drive          San Diego
------------------------------------------------------------------------------------------------------------------------------------
 60        0.62%         86.33%      400027523   Poe Building                    2432 Grand Concourse             Bronx
 61        0.59%         86.92%      400027511   Two Bunch Palms Resort & Spa    67-425 Two Bunch Palms Trail     Desert Hot Springs
 62        0.58%         87.51%      400027557   Clarks Hill Plaza               800 East Main Street             Stamford
 63        0.58%         88.09%      400027499   Seaford Village Shopping Ctr    602-660 North Dual Hwy (Rt 13)   Seaford
 64        0.58%         88.66%      800000116   Hidden Village Apartments       3890 East Ponce De Leon Ave      Atlanta
------------------------------------------------------------------------------------------------------------------------------------
 65        0.57%         89.23%      400027516   Michelle/Hillcourt Apt
 65                                  400027516A  Michelle Apartments             940 North 98th Street            Seattle
 65                                  400027516B  Hillcourt Apartments            3022 NE 140th St.                Seattle
 66        0.57%         89.80%      400027497   Campus Common South Apts        1405 NE Merman Drive             Pullman
 67        0.54%         90.34%      400027579   The Tower Retail Center         1201 Westheimer Road             Houston
------------------------------------------------------------------------------------------------------------------------------------
 68        0.52%         90.86%      400027535   Beehive I/II Mini Stor
 68                                  400027535A  Beehive I Mini-Storage          12519 South Minuteman Dr.        Draper
 68                                  400027535B  Beehive II Mini-Storage         2242 South 800 West              Woods Cross
 69        0.52%         91.38%      400027498   Spring Creek Village Apartment  919 Northwood                    Baytown
 70        0.47%         91.84%      400027492   Quality Markets - Tonawands     1717 Sheridan Drive              Tonawanda
------------------------------------------------------------------------------------------------------------------------------------
 71        0.46%         92.30%      400027496   Acadian-Perkins Plaza           3165 South Acadian Thruway       Baton Rouge
 72        0.44%         92.74%      400027487   Carrier Crossing Shopping Ctr   817 W Highway 303                Grand Prairie
 73        0.44%         93.17%      400027526   Fairfield Gardens Apartments    306 Plaza Drive                  Dover
 74        0.41%         93.59%      400027528   Roblous Hall Shopping Center    10012-60 Robious Road            Midlothian
 75        0.40%         93.99%      400027521   Bergen Brunswick Building       501 W. 44th Avenue               Denver
------------------------------------------------------------------------------------------------------------------------------------
 76        0.36%         94.35%      400027509   Southwest Terrace Apartments    10200 West Bellfort              Houston
 77        0.35%         94.70%      400027493   St. Michaels Shopping Center    1001 Green Oaks Blvd., N.E.      Arlington
 78        0.33%         95.03%      800000104   Terrace Hills Apartments        1000 Thompson Place              Nashville
 79        0.32%         95.35%      400027510   Canyon Club Apartments          11500 Green Plaza Dr.            Houston
 80        0.32%         95.67%      4036        Bentley Court Apartments        1000 Bentley Court               Columbia
------------------------------------------------------------------------------------------------------------------------------------
 81        0.32%         95.99%      400027530   Sausalito Apartments            16250 Imperial Valley            Houston
 82        0.31%         96.30%      400027494   St. Michael's of Bedford        2900 State Highway 121           Bedford
 83        0.31%         96.61%      800000105   Towncreek Apartments            3366 Atlanta Street              Smyrna
 84        0.30%         96.91%      400027556   Fay's Plaza                     61-79 Fulton Street              Middletown
 85        0.30%         97.21%      400027541   GC International Building       4671 Calle Carga                 Camarillo
------------------------------------------------------------------------------------------------------------------------------------
 86        0.29%         97.49%      400027561   Whispering Oaks Apartments      1200 West Loop 336 North         Conroe
 87        0.27%         97.76%      400027571   Preston del Norte, Phase II     5811 Beltline, Suite 2052        Dallas
 88        0.27%         98.04%      400027570   Southwind Apartments            1901 Richter Avenue              Waco
 89        0.26%         98.30%      400027488   Coral Springs Plaza             2355-2367 N. University Drive    Coral Springs
 90        0.24%         98.53%      400027502   The Travel Inn Motel            800 East Burnside St.            Portland
------------------------------------------------------------------------------------------------------------------------------------
 91        0.24%         98.77%      400027566   Vineyard Gardens Apartments     7473 Callaghan Road              San Antonio
 92        0.23%         99.00%      400027553   Northgate Apartments            36 Farmington Road/Route 11      Rochester
 93        0.21%         99.21%      400027490   Andresen Warehouse              2700 N.E. Andresen Road          Vancouver
 94        0.21%         99.42%      4045        Stonehenge Office Building      8215 Roswell Road                Atlanta
 95        0.20%         99.62%      400027537   UPS Building                    626 Sandy Lake Road              Coppell
------------------------------------------------------------------------------------------------------------------------------------
 96        0.20%         99.82%      400027503   Quality Markets Lockport        7134 Rochester Road              Town of Lockport
 97        0.18%        100.00%      400027552   Georgetown Apartments           2405 Stanford Road               Panama City

                                                                                             ORIGINAL     CUT-OFF DATE
                                                                                  MORTGAGE   PRINCIPAL      PRINCIPAL   CUT-OFF DATE
ASSET                                                                               LOAN        LOAN           LOAN        PRINCIPAL
  #   STATE   ZIP                PROPERTY TYPE                      ORIGINATOR     SELLER     BALANCE        BALANCE    BALANCE/UNIT
----- -----  ----   ---------------------------------------------   ----------     -------  ------------    ---------   ------------
 55    LA    70767  Nursing Home Skilled Intermediate Care           AMRESCO       AMRESCO    3,200,000     3,194,604      25,557
 56    LA    70764  Nursing Home Skilled Intermediate Care           AMRESCO       AMRESCO    3,185,000     3,159,457      17,951
 57    ME    04102  Retail Unanchored Neighborhood: Community Center AMRESCO       AMRESCO    3,010,000     3,002,075          28
 58    ME    04101  Office w/Retail                                  AMRESCO       AMRESCO    3,000,000     2,992,280          54
 59    CA    92121  Office Condominium                               AMRESCO       AMRESCO    3,000,000     2,989,050          76
------------------------------------------------------------------------------------------------------------------------------------
 60    NY    10458  Office w/ Retail                                 AMRESCO       AMRESCO    3,000,000     2,971,578          17
 61    CA    92240  Lodging Resort                                   AMRESCO       AMRESCO    2,850,000     2,830,820      62,907
 62    CT    06902  Retail Unanchored Neighborhood/Community Center  AMRESCO       AMRESCO    2,800,000     2,797,713         126
 63    DE    19973  Retail Anchored Neighborhood/Community Center    AMRESCO       AMRESCO    2,800,000     2,779,988          15
 64    GA    30021  Multifamily 37 - 200 Units                       SouthTrust    AMRESCO    2,800,000     2,773,493      20,698
------------------------------------------------------------------------------------------------------------------------------------
 65                                                                  AMRESCO       AMRESCO    2,750,000     2,741,129      22,843
 65    WA    98103  Multifamily 37 - 200 Units                       AMRESCO       AMRESCO
 65    WA    98125  Multifamily 37 - 200 Units                       AMRESCO       AMRESCO
 66    WA    99163  Multifamily 37 - 200 Units                       AMRESCO       AMRESCO    2,750,000     2,729,015      27,290
 67    TX    77006  Retail Unanchored Neighborhood/Community Center  AMRESCO       AMRESCO    2,585,000     2,582,818          95
------------------------------------------------------------------------------------------------------------------------------------
 68                                                                  AMRESCO       AMRESCO    2,500,000     2,492,941       5,248
 68    UT    84020  Self Storage/Mini Storage 251 - 500 units        AMRESCO       AMRESCO
 68    UT    84087  Self Storage/Mini Storage   1 - 250 units        AMRESCO       AMRESCO
 69    TX    77521  Multifamily 200 + Units                          AMRESCO       AMRESCO    2,500,000     2,484,166       7,911
 70    NY    14223  Retail Free Standing                             AMRESCO       AMRESCO    2,280,000     2,241,106          42
------------------------------------------------------------------------------------------------------------------------------------
 71    LA    70808  Retail Unanchored Neighborhood/Community Center  AMRESCO       AMRESCO    2,200,000     2,185,688          30
 72    TX    75051  Retail Anchored Neighborhood/Community Center    AMRESCO       AMRESCO    2,119,600     2,104,721          49
 73    NH    03820  Multifamily 37 - 200 Units                       AMRESCO       AMRESCO    2,100,000     2,095,188      16,672
 74    VA    23235  Retail Anchored Neighborhood/Community Center    AMRESCO       AMRESCO    2,000,000     1,990,316          32
 75    CO    80216  Industrial/Warehouse w/Office Single Tenant      AMRESCO       AMRESCO    1,950,000     1,941,084          13
------------------------------------------------------------------------------------------------------------------------------------
 76    TX    77031  Multifamily 200 + Units                          AMRESCO       AMRESCO    1,740,000     1,736,599       6,946
 77    TX    76006  Retail Unanchored Neighborhood/Community Center  AMRESCO       AMRESCO    1,685,000     1,670,576          32
 78    TN    37217  Multifamily 37 - 200 Units                       SouthTrust    AMRESCO    1,600,000     1,573,344      14,843
 79    TX    77038  Multifamily 200 + Units                          AMRESCO       AMRESCO    1,560,000     1,558,951       6,487
 80    SC    29210  Multifamily 37 - 200 Units                       Central Park  GSMC       1,525,000     1,523,317      31,736
                                                                     Capital
------------------------------------------------------------------------------------------------------------------------------------
 81    TX    77060  Multifamily 37 - 200 Units                       AMRESCO       AMRESCO    1,525,000     1,518,795       7,994
 82    TX    76021  Retail Unanchored Neighborhood/Community Center  AMRESCO       AMRESCO    1,505,000     1,492,117          47
 83    GA    30080  Multifamily 37 - 200 Units                       SouthTrust    AMRESCO    1,500,000     1,491,747      21,311
 84    NY    10940  Retail, Free Standing                            AMRESCO       AMRESCO    1,450,000     1,446,168         107
 85    CA    93012  Industrial/Warehouse w/Office Single Tenant      AMRESCO       AMRESCO    1,435,000     1,431,196          31
------------------------------------------------------------------------------------------------------------------------------------
 86    TX    77301  Multifamily 37 - 200 Units                       AMRESCO       AMRESCO    1,370,000     1,369,000       9,779
 87    TX    75240  Multifamily 37 - 200 Units                       AMRESCO       AMRESCO    1,300,000     1,299,293      24,061
 88    TX    76711  Multifamily 37 - 200 Units                       AMRESCO       AMRESCO    1,300,000     1,298,574      13,251
 89    FL    33071  Retail, Unanchored Strip Center                  AMRESCO       AMRESCO    1,250,000     1,248,990          65
 90    OR    97214  Lodging Super Budget                             AMRESCO       AMRESCO    1,150,000     1,144,123      13,953
------------------------------------------------------------------------------------------------------------------------------------
 91    TX    78229  Multifamily 37 - 200 Units                       AMRESCO       AMRESCO    1,145,000     1,142,860      15,444
 92    NH    03867  Multifamily 37 - 200 Units                       AMRESCO       AMRESCO    1,100,000     1,097,479      12,194
 93    WA    98661  Industrial/Warehouse w/ Office Multiple Tenant   AMRESCO       AMRESCO    1,021,000     1,014,491          20
 94    GA    30350  Office General Suburban                          Central Park  GSMC       1,000,000       999,167          67
                                                                     Capital
 95    TX    75019  Office Other                                     AMRESCO       AMRESCO      980,000       975,516          29
------------------------------------------------------------------------------------------------------------------------------------
 96    NY    14094  Retail Grocery Store                             AMRESCO       AMRESCO      950,000       943,456          20
 97    FL    32405  Multifamily 37 - 200 Units                       AMRESCO       AMRESCO      870,000       868,575      19,695
                                                                                                          -----------
                                                                                                          480,085,034

                                                                    SCHEDULE III


                               RETAINED INTEREST


None.

                                   EXHIBIT I

                         REPRESENTATIONS AND WARRANTIES
                     OF SELLER REGARDING THE MORTGAGE LOANS

         (i) Seller has good and indefeasible title to the related Mortgage Note and Mortgage and other documents in the related Mortgage File and is the sole owner and holder of such Mortgage Loan, has full right and authority to sell and assign such Mortgage Loan under the applicable Mortgage Loan Purchase Agreement, and is transferring such Mortgage Loan to the Depositor free and clear of any and all liens, claims, encumbrances, participation interests, equities, pledges, charges or security interests of any nature.

         (ii) Each of the related Mortgage Note, Mortgage and other agreements executed in connection therewith is genuine and is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms except as such enforcement may be limited by (1) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, redemption or other similar laws affecting the enforcement of creditors' rights generally and (2) general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law); and there is no valid offset, defense or counterclaim or right of rescission to any Mortgage Note or Mortgage, including the obligation of the mortgagor to pay the unpaid principal of and interest on the Mortgage Note.

         (iii) The terms of the related Mortgage Note and Mortgage have not been impaired, waived, altered or modified in any material respect, except by written instruments which have been recorded, if necessary, to protect the interest of the Depositor and which have been delivered to the Depositor. The substance of any such alteration or modification is reflected on the Mortgage Loan Schedule, if applicable; the related mortgagor or guarantor has not been released, in whole or in part, from its obligations under the related Mortgage Note, Mortgage or any guaranty related to such Mortgage Note, as the case may be, other than pursuant to releases previously approved in writing by such Seller or any affiliate thereof, copies of which have been delivered to the Depositor.

         (iv) There is no material non-monetary default, breach, violation or event of acceleration existing under the related Mortgage or Mortgage Note, Seller has not waived any such default, breach, violation or event of acceleration, and, to the best of Seller's knowledge, no event has occurred which, with the passing of time or the giving of notice, would constitute such a default, breach, violation or event of acceleration.

         (v) All federal, state and local laws, rules and regulations applicable to such Mortgage Loan, including without limitation, those relating to usury, equal credit opportunity, real estate settlement procedures or disclosure, have been satisfied or complied with in all material respects as of the origination date.

         (vi) To the extent required under applicable law, each originator and subsequent mortgagee was authorized to transact and do business in the jurisdiction in which the related Mortgaged Property is located at all times when it held the Mortgage Loan.

         (vii) To the best of Seller's knowledge there is no proceeding pending or threatened for the total or partial condemnation of the related Mortgaged Property as of the applicable closing date.

         (viii) As of the applicable closing date the Mortgaged Property is in good repair and free and clear of any damage that would affect materially and adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended or escrows have been established for the purpose of effecting necessary repairs and maintenance.

         (ix) No Mortgage Loan is a participation interest, but instead is a whole loan, all of the interest in which is conveyed hereunder.

         (x) Neither Seller nor any of its agents or affiliates has, directly or indirectly, advanced funds, or received any advance of funds by a party other than the related borrower, for the payment of any amount required by the related Mortgage Note or Mortgage, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is later, to the date which preceded by 30 days the first due date under the related Mortgage Note.

         (xi) No scheduled payment under any Mortgage Loan is more than 30 days past due as of the Delivery Date, nor has any Mortgage Loan been delinquent more than 30 days during the 12 months prior to the Delivery Date. The borrower on each Mortgage Loan has made the first Monthly Payment.

         (xii) Any related Assignment of Leases and Rents creates a valid first priority assignment of, or security interest in, the right to receive all payments due under the related lease, if any, whether as rental payments or in respect of any purchase option, subject only to a license from the mortgagee to the mortgagor allowing such mortgagor to collect all such payments, which license will be automatically revoked, or at the option of the mortgagee, may be revoked, upon a default by the mortgagor under the terms of the Mortgage; and no Person other than the mortgagor owns any interest in any payments due under such lease that is superior to or of equal priority with the mortgagee's interest therein. The Assignment of Leases and Rents or the related Mortgage provides for the appointment of a receiver for rents or allows the mortgagee to enter into possession to collect rents or provides for rents to be paid directly to the mortgagee in the event of a default.

         (xiii) The Mortgage Note relating to each Mortgage Loan provides for level monthly payments (exclusive of the initial payment and any balloon payment on a balloon Mortgage Loan) and does not provide for any grace period that exceeds 10 days during which remittance by the mortgagor of any monthly payment may be deferred without the payment of any default interest or late charge therefor; there is no difference for any period between the amount of interest accrued on such Mortgage Loan and the amount of interest payable thereon; and no Mortgage Loan provides for contingent interest, shared equity or shared appreciation.

         (xiv) As of origination of each Mortgage Loan all material certificates of occupancy or other similar licenses, permits and other authorizations necessary and required by applicable law for the use of the related Mortgaged Property had been issued; and all such certificates of occupancy or other similar licenses, permits and authorizations are valid and in full force and effect. Except with respect to parking requirements, there are no legal non-conforming uses or improvements with respect to any Mortgaged Property, unless reasonable assurances of rebuildability or reduced probability of loss, or "law or ordinance" insurance coverage was obtained by the originator or Seller.

         (xv) The information set forth on the Mortgage Loan Schedule is complete, true and correct in all material respects.

         (xvi) In reliance upon the title policy referred to below and the survey for the Mortgaged Property, the related Mortgage constitutes a valid and enforceable first lien upon the related Mortgaged Property, including all buildings thereon and all fixtures attached thereto, subject only to (A) the lien of current real property taxes and assessments not yet due and payable,
(B) covenants, conditions and restrictions, rights of way, easements and other matters of public record, none of which materially interferes with the security intended to be provided by such Mortgage, (C) exceptions and exclusions specifically referred to in the lender's title insurance policy described below, none of which materially interferes with the security intended to be provided by such Mortgage, and (D) other matters to which like properties are commonly subject, none of which materially interferes with the security intended to be provided by such Mortgage, the ability of the mortgagor timely to pay in full the principal and interest on the Mortgage Note, or the current use, operation or value of the Mortgaged Property ("Permitted Exceptions").

         (xvii) The proceeds of each Mortgage Loan have been fully disbursed, or, in cases of partial disbursement there is no requirement for future advances thereunder, and any and all requirements imposed by the mortgagee as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with as of the Delivery Date.

         (xviii) An ALTA lender's title insurance policy or a comparable form of lender's title insurance policy or a binding commitment therefor, in any case issued by a title insurance company qualified to do business in the jurisdiction in which the Mortgaged Property is located, was issued in an amount not less than the original principal balance of the Mortgage Loan, insuring or confirming that the related Mortgage constitutes a valid first lien on the related Mortgaged Property, subject only to the Permitted Exceptions described above; such title insurance policy is freely assignable to the Depositor; on the date of transfer and assignment of such Mortgage Loan to the Depositor, such title insurance policy is valid and in full force and effect, and, immediately following the transfer and assignment of such Mortgage Loan to the Depositor, such title insurance policy will inure to the benefit of the Depositor, as mortgagee of record; and no claims have been made under any title insurance policy and such Seller has not taken any action that would cause such title insurance policy not to be valid and in full force and effect.

         (xix) All taxes, governmental assessments, insurance premiums, and water, sewer and municipal charges, and ground rents, if any, which previously became due and owing in respect of the related Mortgaged Property have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established.

         (xx) Each Mortgaged Property is covered by hazard insurance (and, if applicable, federal flood insurance with respect to the improvements on the Mortgaged Property) naming the mortgagee and its successors as payee under a standard mortgagee clause in an amount at least equal to the greater of (A) the amount of the Mortgage Loan on the related Mortgaged Property, and (B) an amount sufficient to avoid the application of any coinsurance clause contained in the related insurance policy, together with a replacement cost rider or other provision that does not allow for any reduction due to depreciation; such insurance requires prior notice to such Seller of termination or cancellation, and no such notice has been received; the Mortgage obligates the related mortgagor to maintain such insurance and, upon such mortgagor's failure to do so, authorizes the mortgagee to maintain such insurance at the mortgagor's cost and expense and to seek reimbursement therefor from such mortgagor; all premium payments due and owing have been paid. The Mortgage provides that any insurance proceeds in respect of a casualty loss or taking will be applied either to the repair and restoration of the Mortgaged Property, with the Mortgagee or its designee having the right to hold and disburse such proceeds as repair work progresses, or to the payment of outstanding amounts owed on such Mortgage Loan.

         (xxi) With respect to each Mortgage Loan sold by it, Seller has received a phase I environmental site assessment (the "ESA"), dated not more than 25 months prior to the Cut-Off Date, certified as having been prepared in accordance with the Standard Practice for Environmental Site Assessments, Phase I Environmental Site Assessment Process (E1527-94) established by the American Society for Testing and Materials ("ASTM") or, with respect to the SouthTrust Loans, other ASTM Standards or the Standards of the Federal National Mortgage Association ("Fannie Mae"). To the best of Seller's knowledge, and in reliance on the ESA, there exist no circumstances or conditions respecting the Mortgaged Property that might (1) constitute or result in a material violation of any Environmental Law, (2) require any expenditure material in relation to the principal balance of the Mortgage Loans as of the Delivery Date to achieve or maintain compliance therewith, (3) impose any material constraint on operation of the Mortgaged Property or change in the use thereof or (4) require cleanup, remedial action or other response under any Environmental Law by the applicable borrower or any subsequent owner of the Mortgaged Property, in each case other than those matters disclosed in the ESAs and for which operation and management programs or escrows for anticipated costs have been established, as recommended in the related ESA. Other than as described in the preceding sentence, Seller has received no notice of (A) any actual or alleged failure of the Mortgaged Property to comply with any applicable Environmental Laws in any material respect, (B) any known or alleged presence of any material amount of Hazardous Substances on, under or immediately bordering such Mortgaged Property, or (C) any pending or threatened claim with respect to material environmental matters relating to such Mortgaged Property.

         (xxii) (1) Each Mortgage Loan is directly secured by a mortgage on a commercial or multifamily property, and (2) either (A) substantially all of the proceeds of such Mortgage Loan were used to acquire or improve or protect an interest in real property that, at the origination date, was the only security for the Mortgage Loan or (B) fair market value of such real property was at least equal to 80% of the principal amount of the Mortgage Loan at origination.

         (xxiii) To the best of Seller's knowledge in reliance on the related title insurance policy, there are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to any such lien) affecting the Mortgaged Property which are or may be prior or equal to, or coordinate with, the lien of the Mortgage except those which are insured against by the mortgagee title insurance policy referred to above.

         (xxiv) The related Assignment of Mortgage constitutes a legal, valid and binding assignment of such Mortgage to the Depositor, and the related Reassignment of Assignment of Leases and Rents, if any, constitutes a legal, valid and binding assignment thereof to the Depositor. No Mortgage Note or related loan document contains any restriction on Seller's ability to assign and transfer such Mortgage Loan to any other person or entity.

         (xxv) The mortgage instruments relating to such Mortgage Loan contain provisions protective of the mortgagee's interests customary in Seller's commercial mortgage loans at the time such Mortgage Loan was originated; and the related Mortgage Note or the related Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including realization by judicial or, if applicable, nonjudicial foreclosure, and there is no exemption available to the borrower which would interfere with such right to foreclose, except as may be limited by (A) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, redemption or other similar laws affecting the enforcement of creditors' rights generally and (B) general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law).

         (xxvi) The related Mortgage Note is not, and has not been since the date of origination of the Mortgage Loan, secured by any collateral except the lien of the related Mortgage, any related Assignment of Leases and Rents and any related security agreement and escrow agreement (except with respect to cross-defaulted Mortgage Loans described below); the security for the Mortgage Loan consists only of the related Mortgaged Property, any leases (including without limitation any credit leases) thereof, and any appurtenances, fixtures and other property located thereon; and such Mortgaged Property does not secure any Mortgage Loan other than the Mortgage Loan being transferred and assigned to the Depositor hereunder except for Mortgage Loans which are cross-collateralized and cross-defaulted with other Mortgage Loans being conveyed to the Depositor or subsequent transferee hereunder and identified on the Mortgage Loan Schedule. The aggregate loan balance of all cross-defaulted and cross-collateralized loans has been recorded against each related Mortgaged Property.

         (xxvii) If the related Mortgage is a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the deed of trust or has been substituted in accordance with applicable law, and no fees or expenses are or will become payable to the trustee under the deed of trust, except in connection with a trustee's sale after default by the mortgagor or in connection with the release of the Mortgaged Property or related security for the Mortgage Loan following the payment of the Mortgage Loan in full.

         (xxviii)All escrow deposits and payments relating to such Mortgage Loan are in the possession, or under the control, of Seller, and all amounts required to be deposited by the related borrower have been deposited and there are no deficiencies with regard thereto.

         (xxix) To the best of Seller's knowledge in reliance upon a review of the title policy and survey for the Mortgaged Properties, none of the improvements which were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan lies outside of the boundaries and building restriction lines of such property in effect at the time such improvements were constructed, and no improvements on adjoining properties materially encroach upon such Mortgaged Property.

         (xxx) With respect to any Mortgage which is secured in whole or in part by the interest of a borrower as a lessee under a ground lease and based upon the terms of the ground lease or an estoppel letter from the ground lessor, either (1) the ground lessor's fee interest is subordinated to the lien of the mortgage or (2) the following apply to such ground lease:

                 (A) The ground lease or a memorandum thereof has been duly recorded, the ground lease permits the interest of the lessee thereunder to be encumbered by the related mortgage, does not restrict the use of the mortgaged property, lessee, its successors and assigns in a manner that would adversely affect the security provided by the related mortgage, and there has not been a material change in the terms of the ground lease since its recordation, with the exception of written instruments which are part of the related Mortgage File.

                 (B) The ground lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related Mortgage, other than the related ground lessor's related fee interest.

                 (C) The borrower's interest in the ground lease is assignable to the holder of the Mortgage upon notice to, but without the consent of, the lessor thereunder and, in the event that it is so assigned, it is further assignable by the trustee and its successors and assigns upon notice to, but without a need to obtain the consent of, such lessor.

                 (D) As of the Delivery Date, the ground lease is in full force and effect and no default has occurred under the ground lease and there is no existing condition which, but for the passage of time or the giving of notice, would result in a default under the terms of the ground lease.

                 (E) The ground lease requires the lessor thereunder to give notice of any default by the lessee to the mortgagee; and the ground lease, or an estoppel letter received by the mortgagee from the lessor, further provides that notice of termination given under the ground lease is not effective against the mortgagee unless a copy of the notice has been delivered to the mortgagee in the manner described in such ground lease or estoppel letter.

                 (F) The mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the ground lease) to cure any default under the ground lease, which is curable after the receipt of notice of any default before the lessor thereunder may terminate the ground lease.

                 (G) The ground lease has a term which extends not less than 10 years beyond the maturity date of the related Mortgage Loan.

                 (H) The ground lease requires the lessor to enter into a new lease upon termination of the ground lease for any reason, including rejection of the ground lease in a bankruptcy proceeding.

                 (I) Under the terms of the ground lease and the related Mortgage, taken together, any related insurance proceeds will be applied either to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee or a trustee appointed by it having the right to hold and disburse the proceeds as the repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan together with any accrued interest thereon.

                 (J) Such ground lease does not impose restrictions on subletting.

                 (K) Either the ground lease or the related Mortgage contains the borrower's covenant that such ground lease shall not be amended, canceled or terminated without the prior written consent of the mortgagee.

                 (L) In the case of any default under the ground lease which is not curable by the mortgagee, or in the event of the bankruptcy or insolvency of the ground lessee, the mortgagee has the right, following termination of the existing ground lease or rejection thereof by a bankruptcy trustee or similar party, to enter into a new ground lease with the lessor on substantially the same terms as the existing ground lease.

                 (M) The ground lease or an estoppel letter contains a covenant that the lessor thereunder is not permitted, in the absence of an uncured default, to disturb the possession, interest or quiet enjoyment of any lessee in the relevant portion of the Mortgaged Property subject to such ground lease for any reason, or in any manner, which would materially adversely affect the security provided by the related Mortgage.

         (xxxi) All items required to be included in the Mortgage File for each Mortgage Loan are so included and each Mortgage File has been delivered to the Custodian or the Master Servicer as provided by the Pooling and Servicing Agreement, or will be delivered within 45 days of the Delivery Date.

         (xxxii) With respect to any Mortgage which is secured by a senior housing or nursing home facility ("Facility"):

                 (A) Based upon representations by the borrower and each facility operator or manager (each an "Operator"), each borrower and each Facility complies with all federal, state and local laws, regulations, quality and safety standards, accreditation standards and requirements of the applicable state Department of Health (each a "DOH") and all other federal, state or local governmental authorities including, without limitation, those relating to the quality and adequacy of medical care, distribution of pharmaceuticals, rate setting, equipment, personnel, operating policies, additions to facilities and services and fee splitting.

                 (B) All governmental licenses, permits, regulatory agreements or other approvals or agreements necessary or desirable for the use and operation of each Facility as intended are held by the applicable borrower or Operator and are in full force and effect, including, without limitation, a valid certificate of need ("CON") or similar certificate, license, or approval issued by the DOH for the requisite number of beds, and approved provider status in any approved provider payment program (collectively, the "Licenses").

                 (C) Based upon representations and covenants in the Mortgage and, where applicable, certificates of government officials, the Licenses, including, without limitation, the CON:

                 (1) May not be, and have not been, transferred to any location other than the Facility;

                 (2) Have not been pledged as collateral security for any other loan or indebtedness; and

                 (3) Are held free from restrictions or known conflicts which would materially impair the use or operation of the Facility as intended, and are not provisional, probationary or restricted in any way.

                 (D) So long as the Mortgage remains outstanding, no borrower or Operator is permitted pursuant to the terms of the Mortgage without the consent of the holder of the Mortgage to:

                 (1) rescind, withdraw, revoke, amend, modify, supplement, or otherwise alter the nature, tenor or scope of the Licenses for any Facility (other than the addition of services or other matters expanding or improving the scope of such license);

                 (2) amend or otherwise change any Facility's authorized bed capacity and/or the number of beds approved by the DOH; or

                 (3) replace or transfer all or any part of any Facility's beds to another site or location.

                 (E) Based upon representations and covenants in the Mortgage, each Facility is in compliance with all requirements for participation in Medicare and Medicaid, including, without limitation, the Medicare and Medicaid Patient Protection Act of 1987; each Facility is in conformance in all material respects with all insurance, reimbursement and cost reporting requirements, and has a current provider agreement which is in full force and effect under Medicare and Medicaid.

                 (F) To the best of Seller's knowledge, there is no threatened or pending revocation, suspension, termination, probation, restriction, limitation, or nonrenewal affecting any borrower, Operator, or Facility or any participation or provider agreement with any third-party payor, including Medicare, Medicaid, Blue Cross and/or Blue Shield, and any other private commercial insurance managed care and employee assistance program (such programs, the "Third-Party Payors' Programs") to which any borrower or Operator presently is subject. The Mortgage contains representations and covenants by the borrower that all Medicaid, Medicare, and private insurance cost reports and financial reports submitted by the borrower or Operator are and will be materially accurate and complete and have not been and will not be misleading in any material respects, and except as otherwise disclosed, no cost reports for any Facility remain "open" or unsettled.

                 (G) To the best of Seller's knowledge and based on representations by each borrower in the related Mortgage, no borrower, Operator or Facility is currently the subject of any proceeding by any governmental agency, and no notice of any violation has been received from a governmental agency that would, directly or indirectly, or with the passage of time:

                 (1) Have a material adverse impact on any borrower's ability to accept and/or retain patients or result in the imposition of a fine, a sanction, a lower rate certification or a lower reimbursement rate for services rendered to eligible patients;

                 (2) Modify, limit or annul or result in the transfer, suspension, revocation or imposition of probationary use of any borrower's Licenses; or

                 (3) Affect any borrower's continued participation in the Medicaid or Medicare programs or any other of the Third-Party Payors' Programs, or any successor programs thereto, at current rate certifications.

                 (H) Based upon representations and covenants in the Mortgage and, where available, certificates of government officials, each Facility and the use thereof complies in all material respects with all applicable local, state and federal building codes, fire codes, health care, nursing facility and other similar regulatory requirements (the "Physical Plant Standards") and no waivers of Physical Plant Standards exist at any of the Facilities.

                 (I) Based upon representations and covenants in the Mortgage and, where available, certificates of government officials, no Facility has received a "Level A" (or equivalent) violation, and no statement of charges or deficiencies has been made or penalty enforcement action has been undertaken against any Facility, Operator or borrower, or against any officer, director or stockholder of any Operator or borrower by any governmental agency during the last three calendar years, and there have been no violations over the past three years which have threatened any Facility's, any Operator's or any borrower's certification for participation in Medicare or Medicaid or the other Third-Party Payors' Programs.

                 (J) To the best of Seller's knowledge and based on representations by each borrower in the related Mortgage, there are no current, pending or outstanding Medicaid, Medicare or Third-Party Payors' Programs reimbursement audits or appeals pending at any of the Facilities concerning allegations of fraud or that might have a material adverse effect on the operations of the Facility.

                 (K) To the best of Seller's knowledge and based on representations by each borrower in the related Mortgage, there are no current or pending Medicaid, Medicare or Third-Party Payors' Programs recoupment efforts at any of the Facilities that might have a material adverse effect on the operations of the Facility.

                 (L) To the best of Seller's knowledge and based on representations by each borrower in the related Mortgage, no borrower has pledged its receivables as collateral security for any other loan or indebtedness.

                 (M) To the best of Seller's knowledge and based on representations by each borrower in the related Mortgage, there are no patient or resident care agreements with patients or residents or with any other persons which deviate in any material adverse respect from the standard form customarily used at the Facilities.

                 (N) The borrower has represented in the related Mortgage that all patient or resident records at each Facility, including patient or resident trust fund accounts, are true and correct in all material respects.

                 (O) The borrower has represented in the related Mortgage that any existing agreement relating to the management or operation of any Facility with respect to any Facility is in full force and effect and is not in default by any party thereto.

                 (P) The terms of each Mortgage require that no Facility, Operator or borrower shall, other than in the normal course of business, change the terms of any of the Third-Party Payors' Programs or its normal billing payment or reimbursement policies and procedures with respect thereto (including, without limitation, the amount and timing of finance charges, fees and write-offs) without the prior written consent of the holder of the Mortgage.

         (xxxiii)As of the date of origination of the related Mortgage Loan, there was, and to the best of Seller's knowledge, as of the Delivery Date, there is no pending action, suit or proceeding, arbitration or governmental investigation against the Mortgaged Property or the related mortgagor, an adverse outcome in which would materially affect such mortgagor's performance under the terms of the Mortgage Loan or the Holders of the Certificates.

         (xxxiv) In the origination of each Mortgage Loan originated by Seller, Seller followed its underwriting procedures in effect as of the date of origination for newly originated commercial mortgage loans, and otherwise in accordance with customary industry procedures used by reasonable, prudent commercial mortgage lenders generally. In connection with the purchase of each Mortgage Loan purchased by Seller, Seller followed its underwriting procedures in effect as of the date of purchase for newly purchased commercial mortgage loans, and otherwise in accordance with customary industry procedures used by reasonable, prudent purchasers of commercial mortgage loans generally.

         (xxxv) The Mortgage Loans have been serviced since the date of origination or purchase, as applicable, in accordance with applicable laws and generally accepted servicing practices for similar commercial mortgage loans.

         (xxxvi) No Mortgage Loan requires the mortgagee to release any portion of the Mortgaged Property from the lien of the Mortgage except upon payment in full of the Mortgage Loan.

         (xxxvii)No improvements on any Mortgaged Property are located in a flood hazard area as defined by the Federal Emergency Management Agency, except such improvements as are covered by federal flood insurance.

         (xxxviii)Seller inspected each Mortgaged Property or caused it to be inspected within 12 months prior to the Delivery Date.

         (xxxix) Each Mortgaged Property constitutes one or more separate tax parcels and is served by a dedicated road (or an irrevocable easement permitting ingress and egress) and public utilities, including without limitation water and sewer service (or a septic system).

         (xl) Each Mortgage prohibits further encumbrances and there are no subordinate liens or unsecured debt affecting any Mortgaged Property.

         (xli) Each borrower is a United States person or entity and no borrower is related to any other borrower or is subject to any pending bankruptcy or insolvency proceeding.

         The following terms have the following definitions for purposes of the above representations and warranties:

         The term "borrower" means a borrower under a Mortgage Loan.

         "Mortgage File" means, with respect to each Mortgage Loan, the mortgage loan documents and any other documents relating to such Mortgage Loan, in each case to the extent they are delivered to the Custodian.

                                   EXHIBIT II


                          FORM OF LOST NOTE AFFIDAVIT


I, ___________________________, being duly sworn, do hereby state under oath that:

I, _____________________________________________, as
___________________________ of ______________________________ (the "Seller"),
am authorized to make this Affidavit on behalf of the Seller.

The Seller is the holder of a certain deed of trust or mortgage note dated _________, 19___ (the "Note") made by (the "Mortgagor") payable to the order of
____________ in the original principal amount of $____________ and has not sold, transferred, satisfied, pledged, assigned, mortgaged, encumbered or hypothecated the Note. A true copy of the Note is attached hereto as Exhibit A.

The Seller has contracted to sell to (the "Depositor") the Note secured by the following described Mortgage or Deed of Trust (the "Mortgage"):

Date of Mortgage:
Mortgagor:
Date of Recordation:
Place of Recordation:
Book ___________, Page ____

A thorough and diligent, though unsuccessful, search was made for the Note. The Note has been lost or destroyed and cannot be produced.

No other person, firm or other entity has any right, title, interest or claim in the Note.

The Seller agrees to promptly deliver the original Note to the Depositor if it is found by the Seller or otherwise comes into its possession.

The Seller shall indemnify, defend, protect and hold harmless the Depositor and any successors or assigns against any and all claims, obligations, expenses, liabilities, defenses and costs (including, but not limited to, reasonable attorneys' fees) arising as a result of any person claiming that such person is the holder of the Note.

This affidavit is being made to induce the Trustee, for the benefit of the Certificateholders, to accept an assignment of the Note.

               *                *                 *

Executed this ____ day of ____________, 199_, on behalf of GOLDMAN SACHS MORTGAGE COMPANY.

                                        GOLDMAN SACHS MORTGAGE COMPANY



                                        By:
                                           ---------------------------------
                                        Name:
                                        Title:

STATE OF ______________                     )
                                            )        SS.:
COUNTY OF ____________                      )


                  On this ____ day of June, 1997, before me the undersigned, a NOTARY PUBLIC OF ________________________, personally appeared ________________________________, as ___________________________ of GOLDMAN
SACHS MORTGAGE COMPANY, a New York limited partnership, who, I am satisfied, was the maker of the foregoing affidavit and who then stated and acknowledged to me that, as such officer and maker (1) he was authorized to execute the foregoing affidavit on behalf of said corporation and (2) he executed said affidavit as the act and deed of said corporation.

                  IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal at my office in ______________________________ the day and year last above written.



                                 ---------------------------------------------
                                 Notary Public, in and for the State of
                                                                        ------

[AFFIX SEAL]                     My Commission expires on
                                                          --------------------

                                  EXHIBIT III

                                  FORM OF(1)
                           ASSIGNMENT OF MORTGAGE(S)
                                      AND
                 ASSIGNMENT OF ASSIGNMENT OF LESSOR'S INTERESTS
                          IN LEASES, RENTS AND PROFITS

         KNOW ALL MEN BY THESE PRESENTS:

         THAT, as of ____________, 199_, GOLDMAN SACHS MORTGAGE COMPANY, a New York limited partnership, whose address is 85 Broad Street, New York, New York 10004 ("ASSIGNOR") in consideration of ten and 00/100 ($10.00) dollars and other good and valuable consideration, paid by LASALLE NATIONAL BANK, a national banking association, as Trustee for AMRESCO Commercial Mortgage Funding I Corporation, Mortgage Pass-Through Certificates, Series 1997-C1, whose address is 135 South LaSalle Street, Chicago, Illinois 60674-4107 ("ASSIGNEE"), receipt of which is acknowledged by ASSIGNOR, hereby sells, assigns, transfers, sets over and conveys unto the ASSIGNEE certain mortgage(s) and assignments of leases, rents and profits and other collateral documents as follows:

         See Schedule "A" attached hereto and incorporated herein by this reference.

         TOGETHER with the note(s), debt(s) and claim(s) secured by said mortgage(s) and the covenants contained in said mortgage(s), together with all amendments, supplements and modifications thereto and all liens, financing statements, guaranties and security interests securing the payment of such notes, including, without limitation, any other documents recorded in the real property records of the jurisdiction in which the real property covered by the mortgage(s) is located with respect to such notes, and any other documents, agreements, instruments or property relating to such loan(s) and all right, title, interest, claims, demands, causes of action and judgments securing or relating to such loan(s); TO HAVE AND TO HOLD the same unto the ASSIGNEE and to the successors, legal representatives and assigns of the ASSIGNEE forever.

         THIS ASSIGNMENT is made without recourse or representation or warranty of any kind or nature, express or implied except as expressly set forth in that certain Mortgage Loan Purchase Agreement, dated June 30, 1997 between ASSIGNOR and AMRESCO Commercial Mortgage Funding I Corporation.

--------------------

(1) This form is to be used in connection with the Mortgage Loan Purchase Agreement only to the extent the applicable document has not been previously delivered for recordation.

         IN WITNESS WHEREOF, the ASSIGNOR has duly executed this ______________ Assignment the ____ day of ____________, 199__.



IN PRESENCE OF:

                                        By:
-----------------------------------        -----------------------------------
                                        Name:
                                        Title:

STATE OF                  )
          -------------   )       SS.:
COUNTY OF                 )
          -------------


        On this ________ day of _____ 199__ before me the undersigned, a NOTARY PUBLIC OF __________________, personally appeared as _____________ of ________, a New York limited partnership, who, I am satisfied, was the maker of the foregoing instrument and who then stated and acknowledged to me that, as such officer and maker (1) he was authorized to execute the foregoing instrument on behalf of said corporation and (2) he executed said instrument as the act and deed of said corporation.

        IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal at my office in the day and year last above written.




                                ------------------------------------------------
                                Notary Public, in and for the State of
                                                                      ----------
[AFFIX SEAL]                    My Commission expires on
                                                        ------------------------

                             ASSIGNMENT OF MORTGAGE
                                      AND
                 ASSIGNMENT OF ASSIGNMENT OF LESSOR'S INTERESTS
                          IN LEASES, RENTS AND PROFITS

--------------------------------------------------------------------------------

                         GOLDMAN SACHS MORTGAGE COMPANY
                                       TO
                       LASALLE NATIONAL BANK, AS TRUSTEE

--------------------------------------------------------------------------------

                                                           RECORD AND RETURN TO: